Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE VIALINK COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

FLUOROPHARMA MEDICAL, INC.

PROMISSORY NOTE

U.S. $195,000	New York, New York July 2, 2015

FOR VALUE RECEIVED, the undersigned, FLUOROPHARMA MEDICAL, INC., a Nevada corporation (the "Borrower"), hereby promises to pay to the order of 802 Investments LLC  or any future permitted holder of this promissory note (the "Lender"), at the principal office of the Lender set forth herein, or at such other place as the holder may designate in writing to the Borrower, the principal sum of up to ONE HUNDRED NINETY FIVE THOUSAND DOLLARS (U.S. $195,000), or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the "Note").

1.           Principal and Interest Payments.

(a)           The Company shall repay in full the entire principal balance then outstanding under this Note in cash on the first to occur (the "Maturity Date") of : (i) August 2, 2015; or (ii) the acceleration of the obligations as contemplated by this Note. The borrower will be responsible for reimbursing lender for out-of-pocket and legal expenses arising from a default event or collection.

(b)           Interest on the outstanding principal balance of this Note shall accrue at a rate of (i) sixteen percent (16%) per annum in the event this Note is repaid on or before the Maturity Date and (ii) twenty-four percent (24%) per annum in the event this Note is not repaid on or before the Maturity Date.  Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days, compounded monthly, and shall be payable by the Borrower in cash.

2.           Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

3.           Events of Default; Remedies.  The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Lender hereof, make all sums of principal then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

3.1           Failure to Pay Principal.  The Borrower fails to pay the outstanding principal under this Note on or before the Maturity Date.

3.2           Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of this Note, except for a breach of payment, in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after written notice to the Borrower from the Lender.

3.3           Liquidation.   Any dissolution, liquidation or winding up by Borrower or a Subsidiary of a substantial portion of their business.

3.4           Cessation of Operations.   Any cessation of operations by Borrower or a Subsidiary.

3.5           Judgments.  Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any Subsidiary or any of its property or other assets for more than $250,000 in excess of the Borrower’s insurance coverage, unless stayed vacated or satisfied within 60 days.

3.6           Bankruptcy.

(a)           Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; and

(b)           An involuntary petition is filed against Borrower under any bankruptcy statute now or hereafter in effect, and such petition is not dismissed or discharged within 60 days, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

4.           Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Lender with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Borrower shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

5.           Parties in Interest, Transferability.  This Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 7 of this Note, or pledged, hypothecated or otherwise granted as Security by the Lender.

6.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  Upon an Event of Default, the Lender shall have all the rights and remedies contained herein.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Lender's right to pursue actual damages for any failure by the Borrower to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Lender and shall not, except as expressly provided herein, be subject to any other obligation of the Borrower (or the performance thereof).  The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Lender and that the remedy at law for any such breach may be inadequate. Therefore the Borrower agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

7.           Compliance with Securities Laws.  The Lender of this Note acknowledges that this Note is being acquired solely for the Lender's own account and not as a nominee for any other party, and for investment, and that the Lender shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission.  This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

8.           Borrower Waivers.  Except as otherwise specifically provided herein, the Borrower and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Borrower liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)           No delay or omission on the part of the Lender in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Lender, nor shall any waiver by the Lender of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)           THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

9.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

10.           Notices.  Any notices, demands or waivers required or permitted to be given under the terms of this Note shall be in writing and shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, or by facsimile (if received during normal business hours), in each case to the address of the party to receive such notice, demand or waiver as set forth below:

If to the Borrower:

                                            FluoroPharma Medical, Inc.
8 Hillside Avenue, Suite 207
Montclair, NJ 07042
Attention: CEO and President
Telephone No.: (973) 744-1565
Facsimile No. (973) 744-7617

                      If to the Lender:

At the address of such Lender set forth in the Company’s books and records.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first written above.

FLUOROPHARMA MEDICAL, INC.

By:
    Name: Thijs Spoor
    Title:   CEO